BMC to Host 2019 Fourth Quarter and Full-Year Financial Results Conference Call and Webcast

RALEIGH, N.C., Feb. 06, 2020 -- BMC Stock Holdings, Inc. (Nasdaq: BMCH) (“BMC” or the “Company”), a leading provider of diversified lumber and building materials and solutions to new construction builders and professional remodelers in the U.S., announced today that the Company will release 2019 fourth quarter and full-year results before the market opens on Thursday, February 27, 2020. The Company will hold a conference call to discuss the results at 8:30 a.m. (Eastern time) that same day.

The conference call can be accessed by dialing 877-407-0784 (domestic) or 201-689-8560 (international). A telephonic replay will be available approximately three hours after the call and can be accessed by dialing 844-512-2921, or for international callers, 412-317-6671. The passcode for the live call and the replay is 13686769. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on March 5, 2020.

Interested investors and other parties may also access a simultaneous webcast of the live conference call on the Events and Presentations section of the Company's Investor Relations website at ir.buildwithbmc.com. The on-line replay will be available on the website immediately following the call.

To learn more about the Company, please visit the website at buildwithbmc.com.

About BMC Stock Holdings, Inc.
With $3.6 billion in 2019 net sales, BMC is one of the nation’s leading providers of diversified building products and services to professional builders and professional remodelers in the U.S. residential housing market. Headquartered in Raleigh, North Carolina, the Company's comprehensive portfolio of products and services spans building materials, including millwork and structural component manufacturing capabilities, consultative showrooms and design centers, value-added installation management and an innovative eBusiness platform. BMC serves 45 metropolitan areas across 18 states, principally in the South and West regions.

Investor Relations Contact
BMC Stock Holdings, Inc.
Michael D. Neese
(919) 431-1796